UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 23, 2015, Regional Management Corp. (the “Company”) finalized the sale of approximately $112 million of its existing charged-off loan portfolio and committed to the sale of the forward flow of accounts charged off between November 2015 and October 2016. Pre-tax proceeds from the one-time sale of the existing charged-off loan portfolio, net of commission and other expenses, were approximately $1.7 million, and will be recognized in the fourth quarter of 2015 on the Company’s income statement as a reduction of its provision for credit losses. Proceeds from the sale of forward-flow charged-off accounts will be received by the Company on a monthly basis beginning in January 2016.

On December 23, 2015, the Company issued a press release announcing the completion of the sale of its existing and forward-flow charged-off loan portfolio. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Regional Management Corp. on December 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: December 23, 2015	By:	/s/ Donald E. Thomas
Donald E. Thomas Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Regional Management Corp. on December 23, 2015